UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2020

UNITED STATES OIL FUND, LP

(Exact name of registrant as specified in its charter)

Delaware	001-32834	20-2830691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, California 94596

(Address of principal executive offices) (Zip Code)

(510) 522-9600

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered:
Shares of United States Oil Fund, LP	USO	NYSE Arca, Inc.

Item 1.01 Entry into a Material Definitive Agreement.

Effective December 3, 2020, the United States Oil Fund, LP (the “Registrant”) has engaged Macquarie Futures USA LLC (“MFUSA”) to serve as an additional futures commission merchant (“FCM’) for the Registrant.

The Customer Agreement between the Registrant and MFUSA (“the Agreement”) requires MFUSA to provide services to the Registrant, in connection with the purchase and sale of futures contracts that may be purchased or sold by or through MFUSA for the Registrant’s account. Under the Agreement, the Registrant pays MFUSA commissions for executing and clearing trades on behalf of the Registrant. As a result, MFUSA will serve as an FCM for the Registrant along with (1) RBC Capital Markets, LLC, (2) RCG Division of Marex Spectron, and (3) E D & F Man Capital Markets Inc.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01 Other Events.

Update of Indicative Fund Value Disclosure

The Registrant has updated its disclosure of the methodology for calculating the Registrant’s indicative fund value, which is set forth under the heading “Calculating Per Share NAV” in the Registrant’s prospectus. The amended disclosure is intended to provide greater detail on the valuation of the Registrant’s investments for purposes of calculating the Registrant’s indicative fund value.

Update to Legal Proceedings

On June 19, 2020, USCF, USO, John P. Love, and Stuart P. Crumbaugh were named as defendants in the Lucas Class Action (the “Initial Lucas Class Complaint”). The Initial Lucas Class Complaint alleges that, beginning in March 2020, in connection with USO’s registration and issuance of additional USO shares, USCF, USO, and the other defendants in the Initial Lucas Class Action failed to disclose to investors in USO certain extraordinary market conditions and the attendant risks that caused the demand for oil to fall precipitously, including the COVID-19 global pandemic and the Saudi Arabia-Russia oil price war. Plaintiff alleges that USCF, USO, and the other defendants in the Initial Lucas Class Action possessed inside knowledge about the consequences of these converging adverse events on USO and did not sufficiently acknowledge them until late April and May 2020, after USO suffered losses and was allegedly forced to abandon its investment strategy. The Court thereafter consolidated the Initial Lucas Class Action with two related putative class action complaints and appointed a lead plaintiff. The consolidated class action is pending in the U.S. District Court for the Southern District of New York under the caption In re: United States Oil Fund, LP Securities Litigation, Civil Action No. 1:20-cv-04740. The consolidated class action seeks to certify a class and award the class compensatory damages at an amount to be determined at trial.

On November 30, 2020, the lead plaintiff filed an amended complaint in In re: United States Oil Fund, LP Securities Litigation (the “Amended Lucas Class Complaint”). In addition to amending the Initial Lucas Class Complaint with respect to the underlying facts, including revising the start of the class period to February 2020, and adding claims under the Securities Act of 1933, the Amended Lucas Class Complaint added as defendants directors of USCF (Nicholas D. Gerber, Andrew F Ngim, Robert L. Nguyen, Peter M. Robinson, Gordon L. Ellis, and Malcolm R. Fobes III); marketing agent (ALPS Distributors, Inc.); and Authorized Participants (ABN Amro, BNP Paribas Securities Corporation, Citadel Securities LLC, Citigroup Global Markets, Inc., Credit Suisse Securities USA LLC, Deutsche Bank Securities Inc., Goldman Sachs & Company, J.P. Morgan Securities Inc., Merrill Lynch Professional Clearing Corporation, Morgan Stanley & Company Inc., Nomura Securities International Inc., RBC Capital Markets LLC, SG Americas Securities LLC, UBS Securities LLC, and Virtu Financial BD LLC).

USCF, USO, and the other defendants in In re: United States Oil Fund, LP Securities Litigation intend to vigorously contest such claims and move for their dismissal.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Customer Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES OIL FUND, LP
	By:	United States Commodity Funds LLC, its general partner

Date: December 7, 2020	By:	/s/ John P. Love
	Name:	John P. Love
	Title:	President and Chief Executive Officer, and Management Director